News Release

Contact:  Robert B. Crowl, EVP, Chief Financial Officer, (856) 691-7700

Sun Bancorp, Inc. Reports Fourth Quarter 2010 Results

VINELAND, NJ – January 25, 2011 – Sun Bancorp, Inc. (NASDAQ: SNBC) reported today a net loss available to common shareholders of $28.1 million, or a loss of $0.67 per diluted share, for the fourth quarter ended December 31, 2010, compared to a net loss available to common shareholders of $6.3 million, or a loss of $0.27 per diluted share, for the fourth quarter ended December 31, 2009. As previously reported during the quarter, the Company completed multiple loan sales totaling $76.6 million of criticized and classified commercial real estate loans to strengthen the balance sheet.

The following are key items which affected the results for the fourth quarter of 2010 as compared to the fourth quarter of 2009:

●  Net loss of $25.1 million on the sale of commercial real estate loans.

●  Loan loss provision of $35.5 million as compared to $19.5 million for the comparable prior year period, inclusive of $21.3 million of the loss recorded on the aforementioned loan sales.

●  Loss of $2.7 million on fair value credit adjustments on customer derivatives.

●  The Company completed the conversion of 88,009 shares of the Company’s $1,000 par value Series B mandatorily convertible cumulative non-voting perpetual preferred stock into common stock at a conversion price of $4.00 per share.

Thomas X. Geisel, President and CEO of Sun Bancorp, remarked, “In the fourth quarter we continued to execute successfully on strategies to strengthen the balance sheet, our capital position and grow the specialty businesses.”

Geisel stated, “Despite the continued economic challenges in 2010, we focused on what we could control.  We increased average core deposits 12%, while reducing the cost of total deposits by 55 basis points; grew Sun Home Loans mortgage origination income 71% to a franchise best; achieved a 6.2% year-over-year revenue improvement in our investment business, Sun Financial Services, marking the second strongest year in its history; Cash Management posted a record year; and we met or exceeded fee income and loan production goals in our Asset Based Lending and Healthcare Finance specialty groups.”

In looking to 2011, Geisel remarked, “We have a strong business model which demonstrates our ability to be competitive, grow and capitalize on opportunities to expand customer relationships throughout the State, building on the work we have done in 2010.”

    For the year ended December 31, 2010, the Company reported a net loss available to common shareholders of $185.1 million, or a loss of $6.55 per diluted share, as compared to a net loss available to common shareholders of $22.5 million, or a loss of $0.97 per diluted share, for the comparable prior year period. The year ended December 31, 2010 included loan loss provision charges of $101.5 million, a goodwill impairment charge of $89.7 million, and the establishment of a $28.8 million deferred tax asset valuation allowance. The 2009 comparable period included charges of $60.8 million as a result of loan loss provisions, preferred shares issued and subsequently repurchased under the TARP, the FDIC special assessment, as well as other-than-temporary impairment (“OTTI”) charges.

Discussion of Results:

Balance Sheet

●  Total assets were $3.42 billion at December 31, 2010, as compared to $3.60 billion at September 30, 2010 and $3.58 billion at December 31, 2009.

●  Gross loans were $2.54 billion at December 31, 2010 as compared to $2.68 billion at September 30, 2010 and $2.72 billion at December 31, 2009. Compared to the linked quarter, commercial loans decreased by $132.2 million, of which $76.6 million related to the aforementioned loan sale. The balance of the commercial loan decline was due to continued charge-off activity and large pay downs on commercial real estate loans. The remaining decrease in gross loans was due to reduced loan demand and decreases in the home equity loan and residential real estate portfolios of $8.9 million and $6.5 million, respectively.

●  Total deposits at December 31, 2010 equaled $2.94 billion as compared to $3.05 billion at September 30, 2010 and $2.91 billion at December 31, 2009. The decline of $111.4 million or 3.7% over the linked quarter is primarily in Public Funds, which fell $59.0 million or 13.8%, and certificates of deposit greater than $100,000 which declined $57.1 million or 61.8%. These reductions are attributable to the seasonality related to municipal tax proceeds and the expected maturities in both the Public Funds and certificates of deposit greater than $100,000 portfolios.

Net Interest Income and Margin

●  On a tax equivalent basis, net interest income, decreased $630,000 over the linked quarter to $27.7 million primarily due to a decrease in average loans receivable of $116.4 million, or 4.2%. The yield on loans increased two basis points over the linked quarter.  The net interest margin was 3.37% for the fourth quarter, as compared to the linked quarter of 3.47% and 3.64% for the comparable prior year quarter.

●  The yield on earning assets decreased 18 basis points over the linked quarter from 4.53% to 4.35% for the three months ended December 31, 2010. This decrease was due to a decrease of 42 basis points on investment yields resulting from the sale of $158.8 million in available for sale securities and a decrease in average loans receivable of $116.4 million for the quarter ended December 31, 2010.

●  The cost of interest-bearing liabilities decreased 7 basis points over the linked quarter from 1.29% to 1.22%. The cost of interest-bearing deposits of 1.06% for the fourth quarter continued to trend downward in comparison to prior periods as it decreased 8 basis points from 1.14% for the linked quarter and 31 basis points from 1.37% for the comparable prior year quarter.  The interest rate spread was 3.13% for the fourth quarter 2010, as compared to 3.24% for the linked quarter and 3.41% for the comparable prior year quarter.

●  Non-accrual interest reversals of $736,000 were recorded in the December 31, 2010 quarter as compared to $1.2 million in the linked quarter.  Adjusted for non-accrual interest reversals during the period, the Company’s net interest margin was 3.46% for the fourth quarter 2010, as compared to an adjusted 3.61% for the linked quarter.

Non-Interest Income

●  Non-interest income was $7.8 million for the quarter ended December 31, 2010, an increase of $10.1 million over the linked quarter and $2.3 million over the comparable prior year quarter. The increase over the linked quarter was primarily attributable to a decrease of $4.8 million in the fair value credit adjustments taken on the Company’s derivative portfolio. In addition, the Company recognized a $4.6 million gain on the sale of $158.8 million in available for sale securities in the current quarter.

●  The Company recognized a pre-tax OTTI charge during the fourth quarter of $379,000 related to a non-investment grade security. The Company had recognized a pre-tax OTTI charge of $351,000 on the same security during the comparable prior year quarter.

●  Gain on sale of residential mortgage loans increased by $403,000 over the linked quarter to $1.3 million in the current quarter due to higher mortgage loan production and sales. This gain was partially offset by a decrease in service charges on deposits of $154,000 from the linked quarter.

Non-Interest Expense

●  The Company incurred $27.6 million of non-interest expense in the fourth quarter of 2010, a decrease of $1.8 million, or 6.0%, over the linked quarter and an increase of $1.9 million, or 7.2%, over the comparable prior year quarter. Fourth quarter results included professional fees of $1.2 million, of which $668,000 related to the commercial real estate loan sales. Problem loan costs increased $967,000 over the linked quarter primarily due to $650,000 in real estate tax payments in the current quarter.

Asset Quality

●  Provision expense for the fourth quarter was $35.5 million, a decrease of $6.9 million, or 16.3%, over the linked quarter, and an increase of $16.0 million, or 82.3%, over the comparable prior year quarter. The allowance for loan losses was $81.7 million at December 31, 2010, or 3.22% of gross loans, as compared to the allowance for loan losses to gross loans of 2.78% at September 30, 2010 and 2.21% at December 31, 2009.  Net charge-offs during the fourth quarter were $28.4 million, or 1.08% of average loans, as compared to $41.6 million, or 1.52% of average loans for the linked quarter and $5.6 million, or 0.21% of average loans outstanding for the comparable prior year quarter. Fourth quarter provision expense remained elevated as a result of $21.7 million in charge-offs from the commercial real estate loan sales, as well as the continued migration of loans to higher risk categories.

●  Total non-performing assets were $178.0 million, or 7.01% of total loans and real estate owned, as compared to $208.9 million at September 30, 2010, or 7.77% of total loans and real estate owned and $105.4 million at December 31, 2009, or 3.86% of total loans and real estate owned. The decrease for the linked quarter was primarily attributable to the loan sale which included $67.9 million of non-performing loans, partially offset by the migration of five commercial relationships totaling $32.4 million into non-performing status. The allowance for loan losses to non-performing loans was 47.02% at December 31, 2010, as compared to 36.46% at September 30, 2010 and 62.56% at December 31, 2009. As of December 31, 2010, $86.1 million of non-performing loans are designated as collateral dependent and have been charged-down to current appraised values less cost of liquidation.

Capital

●  Stockholders’ equity totaled $268.6 million at December 31, 2010 compared to $356.6 million at December 31, 2009.  During the fourth quarter, the Company completed the conversion of 88,009 shares of the Company’s $1,000 par value Series B mandatorily convertible cumulative non-voting perpetual preferred stock into common stock at a conversion price of $4.00 per share. The Company’s tangible equity to tangible assets was 6.52% at December 31, 2010, as compared to 7.13% at September 30, 2010 and 6.24% at December 31, 2009.  At December 31, 2010, the Company’s total risk-based capital ratio, Tier 1 capital ratio and the leverage capital ratio were approximately 13.01%, 11.38%, and 8.94%, respectively.  At December 31, 2010, Sun National Bank’s total risk-based capital ratio, Tier 1 capital ratio and the leverage capital ratio were approximately 12.26%, 10.99%, and 8.58%, respectively.

 The Company will hold its regularly scheduled conference call on Wednesday, January 26, 2011, at 11:00 a.m. (ET).  Participants may listen to the live Web cast through the Sun Bancorp, Inc. Web site at www.sunnb.com.  Participants are advised to log on 10 minutes ahead of the scheduled start of the call.  An Internet-based replay will be available at the Web site for two weeks following the call.

Sun Bancorp, Inc. (Nasdaq: SNBC) is a $3.42 billion asset bank holding company headquartered in Vineland and Mt. Laurel, New Jersey. Its primary subsidiary is Sun National Bank, a full service Commercial Bank serving customers through more than 60 locations in New Jersey. Sun National Bank has been named one of Forbes Magazine's "Most Trustworthy Companies" for five years running.  The Bank is an Equal Housing Lender and its deposits are insured up to the legal maximum by the Federal Deposit Insurance Corporation (FDIC). For more information about Sun National Bank and Sun Bancorp, Inc., visit www.sunnb.com.

The foregoing material contains forward-looking statements concerning the financial condition, results of operations and business of the Company.  We caution that such statements are subject to a number of uncertainties and actual results could differ materially, and, therefore, readers should not place undue reliance on any forward-looking statements.  The Company does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

Non-GAAP Financial Measures

This release references adjusted net interest margin. Adjusted net interest margin is derived from GAAP net interest income adjusted by adding back interest income that would have been earned had the loans been on accrual status.  We believe the presentation of adjusted net interest margin provides additional transparency of underlying trends.  Adjusted net interest margin for the quarters ending December 31, 2010 and September 30, 2010 is calculated by adding $736,000 and $1.2 million, respectively, of non-accrual interest reversals, annualized, to net interest income of $27.7 million and $28.3 million, respectively, and dividing the balance by average interest-earning assets of $3.3 billion for both periods.  Tax-equivalent interest income is also a non-GAAP financial measure.

SUN BANCORP, INC. AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS (Unaudited)
(Dollars in thousands, except per share amounts)
	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2010	2009	2010	2009
Profitability for the period:
Net interest income	$27,273	$28,068	$110,962	$100,157
Provision for loan losses	35,511	19,479	101,518	46,666
Non-interest income	7,797	5,541	15,512	17,070
Non-interest expense	27,590	25,733	200,693	104,067
Loss before income taxes	(28,031)	(11,603)	(175,737)	(33,506)
Net loss	(28,134)	(6,340)	(185,059)	(17,131)
Net loss available to common shareholders	$(28,134)	$(6,340)	$(185,059)	$(22,482)
Financial ratios:
Return on average assets(1)	(3.14)%	(0.71)%	(5.19)%	(0.47)%
Return on average equity(1)	(37.88)%	(6.96)%	(56.82)%	(4.44)%
Return on average tangible equity(1),(2)	(45.43)%	(11.44)%	(80.23)%	(7.09)%
Net interest margin(1)	3.37%	3.64%	3.50%	3.18%
Efficiency ratio	78.67%	76.57%	158.68%	88.77%
Efficiency ratio, excluding non-operating income and non-operating expense(3)	77.83%	75.77%	86.84%	83.69%

Loss per common share:
Basic	$(0.67)	$(0.27)	$(6.55)	$(0.97)
Diluted	$(0.67)	$(0.27)	$(6.55)	$(0.97)

Average equity to average assets	8.29%	10.15%	9.13%	10.69%
	December 31,
	2010	2009
At period-end:
Total assets	$3,417,905	$3,578,905
Total deposits	2,940,460	2,909,268
Loans receivable, net of allowance for loan losses	2,453,457	2,657,694
Investments	493,493	457,192
Borrowings	33,417	146,193
Junior subordinated debentures	92,786	92,786
Shareholders' equity	268,601	356,593

Credit quality and capital ratios:
Allowance for loan losses to gross loans	3.22%	2.21%
Non-performing assets to gross loans and real estate owned	7.01%	3.86%
Allowance for loan losses to non-performing loans	47.02%	62.56%

Total capital (to risk-weighted assets):
Sun Bancorp, Inc.	13.01%	11.38%
Sun National Bank	12.26%	10.87%
Tier 1 capital (to risk-weighted assets):
Sun Bancorp, Inc.	11.38%	10.12%
Sun National Bank	10.99%	9.61%
Leverage Ratio:
Sun Bancorp, Inc.	8.94%	9.08%
Sun National Bank	8.58%	8.58%

Book value per common share	$5.33	$15.29
Tangible book value per common share	$4.36	$9.19
(1) Amounts for the three months ended are annualized.
(2) Return on average tangible equity is computed by dividing annualized net income for the period by average tangible equity. Average tangible equity equals average equity less average identifiable intangible assets and goodwill.

(3) Efficiency ratio, excluding non-operating income and non-operating expense, is computed by dividing non-interest expense for the period by the summation of net interest income and non-interest income. Non-interest expense for the year ended December 31, 2010 excludes a goodwill impairment charge of $89.7 million. Non-interest income for the three months and year ended December 31, 2010 excludes a net impairment loss on available for sale securities of $379,000 and $1.3 million, respectively. Non-interest income for the three months and year ended December 31, 2009 exclude a net impairment loss on available for sale securities of $351,000 and $7.1 million, respectively.

SUN BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (Unaudited)
(Dollars in thousands, except par value amounts)
	December 31, 2010	December 31, 2009
ASSETS
Cash and due from banks	$36,522	$53,857
Interest-earning bank balances	150,704	5,263
Cash and cash equivalents	187,226	59,120
Investment securities available for sale (amortized cost of $483,255 and $435,267 at December 31, 2010 and 2009, respectively)	472,864	434,738
Investment securities held to maturity (estimated fair value of $3,155 and $7,121 at December 31, 2010 and 2009, respectively)	3,039	6,955
Loans receivable (net of allowance for loan losses of $81,713 and $59,953 at December 31, 2010 and 2009, respectively)	2,453,457	2,657,694
Restricted equity investments	17,590	15,499
Bank properties and equipment, net	53,428	53,246
Real estate owned	4,272	9,527
Accrued interest receivable	10,004	12,235
Goodwill	38,188	127,894
Intangible assets, net	10,631	14,316
Deferred tax asset, net	4,245	20,721
Bank owned life insurance (BOLI)	74,656	77,753
Other assets	88,305	89,207
Total assets	$3,417,905	$3,578,905

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits	$2,940,460	$2,909,268
Federal funds purchased	-	89,000
Securities sold under agreements to repurchase – customers	6,307	18,677
Advances from the Federal Home Loan Bank of New York (FHLBNY)	3,999	15,215
Securities sold under agreements to repurchase – FHLBNY	15,000	15,000
Obligations under capital lease	8,111	8,301
Junior subordinated debentures	92,786	92,786
Other liabilities	82,641	74,065
Total liabilities	3,149,304	3,222,312

Shareholders’ equity:
Preferred stock, $1 par value, 1,000,000 shares authorized; none issued	-	-
Common stock, $1 par value, 100,000,000 shares authorized; 50,463,594 shares issued and 50,356,871 shares outstanding at December 31, 2010; 25,435,994 shares issued and 23,329,271 shares outstanding at December 31, 2009	52,464	25,436
Additional paid-in capital	438,335	362,189
Retained deficit	(189,656)	(4,597)
Accumulated other comprehensive loss	(6,146)	(149)
Deferred compensation plan trust	(234)	(124)
Treasury stock at cost, 2,106,723 shares at December 31, 2010 and 2009	(26,162)	(26,162)
Total shareholders’ equity	268,601	356,593
Total liabilities and shareholders’ equity	$3,417,905	$3,578,905

SUN BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(Dollars in thousands, except share and per share amounts)
	For the Three Months Ended December 31,		For the Year Ended December 31,
	2010	2009	2010	2009
INTEREST INCOME
Interest and fees on loans	$31,415	$33,324	$129,391	$131,811
Interest on taxable investment securities	2,991	3,286	11,993	14,627
Interest on non-taxable investment securities	710	1,034	3,344	3,729
Dividends on restricted equity investments	238	223	875	832
Total interest income	35,354	37,867	145,603	150,999
INTEREST EXPENSE
Interest on deposits	6,657	8,225	28,780	44,357
Interest on funds borrowed	392	550	1,744	2,061
Interest on junior subordinated debentures	1,032	1,024	4,117	4,424
Total interest expense	8,081	9,799	34,641	50,842
Net interest income	27,273	28,068	110,962	100,157
PROVISION FOR LOAN LOSSES	35,511	19,479	101,518	46,666
Net interest (loss) income after provision for loan losses	(8,238)	8,589	9,444	53,491
NON-INTEREST INCOME
Service charges on deposit accounts	2,715	3,150	11,572	12,440
Other service charges	94	85	364	331
Gain on sale of mortgage loans	1,324	603	3,560	2,352
Gain on derivative instruments	-	50	-	262
Investment products income	728	497	2,831	2,669
BOLI income	452	600	2,074	2.249
Net impairment losses recognized in earnings	(379)	(351)	(1,329)	(7,115)
Derivative credit valuation adjustment	(2,705)	(78)	(12,214)	(53)
Other	5,568	985	8,654	3,935
Total non-interest income	7,797	5,541	15,512	17,070
NON-INTEREST EXPENSE
Salaries and employee benefits	12,920	12,440	55,219	51,773
Occupancy expense	3,043	2,911	12,508	11,517
Equipment expense	1,634	1,732	6,783	6,574
Data processing expense	1,133	1,021	4,359	4,063
Amortization of intangible assets	921	921	3,685	4,453
Goodwill impairment	-	-	89,706	-
Insurance expense	2,064	1,512	7,696	7,804
Professional fees	1,220	713	2,724	2,193
Advertising expense	390	786	2,335	2,453
Problem loan expense	1,923	628	5,162	1,958
Real estate owned expense, net	39	28	442	1,155
Other	2,303	3,041	10,074	10,124
Total non-interest expense	27,590	25,733	200,693	104,067
LOSS BEFORE INCOME TAXES	(28,031)	(11,603)	(175,737)	(33,506)
INCOME TAX EXPENSE (BENEFIT)	103	(5,263)	9,322	(16,375)
NET LOSS	(28,134)	(6,340)	(185,059)	(17,131)
Preferred stock dividends and discount accretion	-	-	-	5,351
NET LOSS AVAILABLE TO COMMON SHAREHOLDERS	$(28,134)	$(6,340)	$(185,059)	$(22,482)
Basic loss per share	$(0.67)	$(0.27)	$(6.55)	$(0.97)
Diluted loss per share	$(0.67)	$(0.27)	$(6.55)	$(0.97)
Weighted average shares – basic	42,119,553	23,223,463	28,258,953	23,134,424
Weighted average shares – diluted	42,119,553	22,223,463	28,258,953	23,134,424

SUN BANCORP, INC. AND SUBSIDIARIES
HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (Unaudited)
(Dollars in thousands)
	2010	2010	2010	2010	2009
	Q4	Q3	Q2	Q1	Q4
Balance sheet at quarter end:
Cash and cash equivalents	$187,226	$205,265	$52,810	$52,570	$59,120
Investment securities	493,493	479,055	428,362	430,104	457,192
Loans:
Commercial and industrial	2,103,492	2,235,715	2,289,148	2,238,967	2,249,365
Home equity lines of credit	239,729	244,274	252,425	257,368	258,592
Home equity term loans	53,912	58,305	61,941	65,857	68,592
Residential real estate	79,074	85,554	79,034	71,452	75,322
Other	58,963	58,930	62,956	63,924	65,776
Total gross loans	2,535,170	2,682,778	2,745,504	2,697,568	2,717,647
Allowance for loan losses	(81,713)	(74,579)	(73,752)	(63,292)	(59,953)
Net loans	2,453,457	2,608,199	2,671,752	2,634,276	2,657,694
Goodwill	38,188	38,188	38,188	127,894	127,894
Intangible assets, net	10,631	11,552	12,474	13,395	14,316
Total assets	3,417,905	3,603,637	3,512,310	3,531,998	3,578,905
Total deposits	2,940,460	3,051,894	2,961,816	2,924,815	2,909,268
Federal funds purchased	-	-	37,000	25,000	89,000
Securities sold under agreements to repurchase - customers	6,307	15,702	17,156	15,767	18,677
Advances from FHLBNY	3,999	4,308	4,613	14,916	15,215
Securities sold under agreements to repurchase - FHLBNY	15,000	15,000	15,000	15,000	15,000
Obligations under capital lease	8,111	8,169	8,217	8,260	8,301
Junior subordinated debentures	92,786	92,786	92,786	92,786	92,786
Total shareholders' equity	268,601	303,038	273,161	356,129	356,593
Quarterly average balance sheet:
Loans:
Commercial and industrial	$2,184,212	$2,292,274	$2,262,656	$2,241,443	$2,238,579
Home equity lines of credit	241,510	250,033	256,697	258,359	260,382
Home equity term loans	57,310	60,729	64,051	67,435	69,844
Residential real estate	88,144	82,094	74,427	73,333	75,890
Other	57,522	59,998	62,249	63,804	66,698
Total gross loans	2,628,698	2,745,128	2,720,080	2,704,374	2,711,393
Securities and other interest-earning assets	658,013	518,262	450,947	459,309	433,706
Total interest-earning assets	3,286,711	3,263,390	3,171,027	3,163,683	3,145,099
Total assets	3,582,647	3,578,296	3,554,630	3,554,244	3,590,339
Non-interest-bearing demand deposits	509,093	505,036	471,033	440,860	480,080
Total deposits	3,032,594	3,043,268	2,957,970	2,919,477	2,886,322
Total interest-bearing liabilities	2,657,984	2,683,915	2,640,155	2,672,746	2,652,540
Total shareholders' equity	297,118	287,897	358,300	360,475	364,530
Capital and credit quality measures:
Total capital (to risk-weighted assets):
Sun Bancorp, Inc.	13.01%	12.92%	11.09%	11.49%	11.38%
Sun National Bank	12.26%	12.04%	10.64%	10.99%	10.87%
Tier 1 capital (to risk-weighted assets):
Sun Bancorp, Inc.	11.38%	8.02%	9.82%	10.23%	10.12%
Sun National Bank	10.99%	10.77%	9.37%	9.73%	9.61%
Leverage ratio:
Sun Bancorp, Inc.	8.94%	6.67%	8.60%	9.21%	9.08%
Sun National Bank	8.58%	8.91%	8.22%	8.80%	8.58%

Average equity to average assets	8.29%	8.05%	10.08%	10.14%	10.15%
Allowance for loan losses to total gross loans	3.22%	2.78%	2.69%	2.35%	2.21%
Non-performing assets to total gross loans and real estate owned	7.01%	7.77%	4.62%	3.32%	3.86%
Allowance for loan losses to non-performing loans	47.02%	36.46%	59.87%	73.53%	62.56%

Other data:
Net charge-offs	$(28,377)	$(41,602)	$(3,518)	$(6,261)	$(5,593)
Non-performing assets:
Non-accrual loans	159,426	192,769	120,685	78,403	87,882
Troubled debt restructurings, non-accrual	11,796	-	-	-	-
Loans past due 90 days and accruing	2,554	11,802	2,500	7,678	7,958
Real estate owned, net	4,272	4,272	3,828	3,688	9,527
Total non-performing assets	178,048	208,843	127,013	89,769	105,367
Troubled debt restructuring, performing	$20,341	$20,396	$19,161	$19,353	$-

SUN BANCORP, INC. AND SUBSIDIARIES
HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (Unaudited)
(Dollars in thousands, except share and per share amounts)
	2010	2010	2010	2010	2009
	Q4	Q3	Q2	Q1	Q4
Profitability for the quarter:
Tax-equivalent interest income	$35,736	$36,971	$37,349	$37,347	$38,425
Interest expense	8,081	8,686	8,690	9,184	9,799
Tax-equivalent net interest income	27,655	28,285	28,659	28,163	28,626
Tax-equivalent adjustment	382	399	479	540	558
Provision for loan losses	35,511	42,429	13,978	9,600	19,479
Non-interest income (loss) excluding net impairment losses on available for sale securities	8,176	(1,402)	4,416	5,651	5,892
Net impairment losses on available for sale securities	(379)	(950)	-	-	(351)
Non-interest expense excluding amortization of intangible assets and goodwill impairment	26,669	28,419	27,060	25,155	24,812
Amortization of intangible assets and goodwill impairment	921	922	90,627	921	921
Loss before income taxes	(28,031)	(46,236)	(99,068)	(2,402)	(11,603)
Income tax expense (benefit)	103	28,757	(17,898)	(1,640)	(5,263)
Net loss	(28,134)	(74,993)	(81,170)	(762)	(6,340)
Net loss available to common shareholders	$(28,134)	$(75,267)	$(81,170)	$(762)	$(6,340)
Financial ratios:
Return on average assets(1)	(3.14)%	(8.38)%	(9.13)%	(0.09)%	(0.71)%
Return on average equity(1)	(37.88)%	(104.19)%	(90.62)%	(0.85)%	(6.96)%
Return on average tangible equity(1),(2)	(45.43)%	(126.27)%	(148.70)%	(1.39)%	(11.44)%
Net interest margin(1)	3.37%	3.47%	3.62%	3.56%	3.64%
Efficiency ratio	78.67%	114.91%	361.04%	78.37%	76.57%
Efficiency ratio, excluding non-operating income and non-operating expense	77.83%	110.79%	85.84%	78.37%	75.77%
Per share data:
Loss per common share:
Basic	$(0.67)	$(3.14)	$(3.46)	$(0.03)	$(0.27)
Diluted	$(0.67)	$(3.14)	$(3.46)	$(0.03)	$(0.27)
Book value	$5.33	$7.62	$11.63	$15.22	$15.29
Tangible book value	$4.36	$5.86	$9.48	$9.18	$9.19
Average basic shares	42,119,553	23,960,691	23,431,305	23,365,406	23,223,463
Average diluted shares	42,119,553	23,960,691	23,431,305	23,365,406	23,223,463
Operating non-interest income:
Service charges on deposit accounts	$2,715	$2,869	$3,044	$2,944	$3,150
Other service charges	94	92	99	79	85
Gain on sale of mortgage loans	1,324	921	712	603	603
Gain on derivative instruments	-	-	-	-	50
Investment products income	728	708	792	603	497
BOLI income	452	545	539	538	600
Derivative credit valuation adjustment	(2,705)	(7,498)	(1,980)	(31)	(78)
Other	5,568	961	1,210	915	985
Total operating non-interest income (loss)	8,176	(1,402)	4,416	5,651	5,892
Non-operating loss(3):
Net impairment losses on available for sale securities recognized in earnings	(379)	(950)	-	-	(351)
Total non-operating losses	(379)	(950)	-	-	(351)
Total non-interest income (loss)	$7,797	$(2,352)	$4,416	$5,651	$5,541
Operating non-interest expense:
Salaries and employee benefits	$12,920	$15,079	$14,361	$12,859	$12,440
Occupancy expense	3,043	3,030	2,895	3,540	2,911
Equipment expense	1,634	1,663	1,750	1,736	1,732
Data processing expense	1,133	1,039	1,101	1,086	1,021
Amortization of intangible assets	921	922	921	921	921
Insurance expense	2,064	2,105	2,020	1,507	1,512
Professional fees	1,220	461	459	584	713
Advertising expense	390	833	532	580	786
Problem loan expense	1,923	956	1,461	823	628
Real estate owned expense, net	39	93	94	216	28
Other	2,303	3,160	2,386	2,224	3,041
Total operating non-interest expense	27,590	29,341	27,980	26,076	25,733
Non-operating expense:
Goodwill impairment	-	-	89,706	-	-
Total non-operating expense	-	-	89,706	-	-
Total non-interest expense	$27,590	$29,341	$117,686	$26,076	$25,733
(1) Amounts are annualized.
(2) Return on average tangible equity is computed by dividing annualized net income for the period by average tangible equity. Average tangible equity equals average equity less average identifiable intangible assets and goodwill.

(3) Amount consists of items which the Company believes are not a result of normal operations.

SUN BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEETS (Unaudited)
(Dollars in thousands)
	For the Three Months Ended December 31, 2010			For the Three Months Ended December 31, 2009
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Cost	Balance	Expense	Cost
Interest-earning assets:
Loans receivable (1),(2):
Commercial and industrial	$2,184,212	$25,654	4.70%	$2,238,579	$26,939	4.81%
Home equity lines of credit	241,510	2,744	4.54	260,382	3,139	4.82
Home equity term loans	57,310	869	6.07	69,844	1,130	6.47
Residential real estate	88,144	1,179	5.35	75,890	971	5.12
Other	57,522	969	6.74	66,698	1,145	6.87
Total loans receivable	2,628,698	31,415	4.78	2,711,393	33,324	4.92
Investment securities (3)	491,588	4,216	3.43	425,637	5,099	4.79
Interest-earning deposits with banks	166,425	105	0.25	8,069	2	0.10
Total interest-earning assets	3,286,711	35,736	4.35	3,145,099	38,425	4.89
Non-interest-earning assets:
Cash and due from banks	47,492			97,729
Bank properties and equipment, net	53,018			53,147
Goodwill and intangible assets, net	49,402			142,778
Other assets	146,024			151,586
Total non-interest-earning assets	295,936			445,240
Total assets	$3,582,647			$3,590,339

Interest-bearing liabilities:
Interest-bearing deposit accounts:
Interest-bearing demand deposits	$1,387,423	2,581	0.74%	$1,175,432	2,703	0.92%
Savings deposits	281,401	510	0.72	299,055	673	0.90
Time deposits	854,677	3,566	1.67	931,755	4,849	2.08
Total interest-bearing deposit accounts	2,523,501	6,657	1.06	2,406,242	8,225	1.37
Short-term borrowings:
Federal funds purchased	-	-	-	94,366	53	0.22
Securities sold under agreements to repurchase - customers	14,457	8	0.22	20,508	10	0.20
Long-term borrowings:
FHLBNY advances (4)	19,102	246	5.15	30,316	349	4.60
Obligations under capital lease	8,138	138	6.78	8,322	138	6.63
Junior subordinated debentures	92,786	1,032	4.45	92,786	1,024	4.41
Total borrowings	134,483	1,424	4.24	246,298	1,574	2.56
Total interest-bearing liabilities	2,657,984	8,081	1.22	2,652,540	9,799	1.48
Non-interest-bearing liabilities:
Non-interest-bearing demand deposits	509,093			480,080
Other liabilities	118,452			93,188
Total non-interest-bearing liabilities	627,545			573,268
Total liabilities	3,285,529			3,225,808
Shareholders' equity	297,118			364,531
Total liabilities and shareholders' equity	$3,582,647			$3,590,339

Net interest income		$27,655			$28,626
Interest rate spread (5)			3.13%			3.41%
Net interest margin (6)			3.37%			3.64%
Ratio of average interest-earning assets to average interest-bearing liabilities			123.65%			118.57%

(1) Average balances include non-accrual loans.
(2) Loan fees are included in interest income and the amount is not material for this analysis.
(3)  Interest earned on non-taxable investment securities is shown on a tax-equivalent basis assuming a 35% marginal federal tax rate for all periods. The fully taxable equivalent adjustment for three months ended December 31, 2010 and 2009 was $382,000 and $558,000, respectively.

(4) Amounts include Advances from FHLBNY and Securities sold under agreements to repurchase - FHLBNY.
(5) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(6) Net interest margin represents net interest income as a percentage of average interest-earning assets.

SUN BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEETS (Unaudited)
(Dollars in thousands)
	For the Year Ended December 31, 2010			For the Year Ended December 31, 2009
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Cost	Balance	Expense	Cost
Interest-earning assets:
Loans receivable (1),(2):
Commercial and industrial	$2,245,118	$105,210	4.69%	$2,237,940	$104,713	4.68%
Home equity lines of credit	251,599	11,714	4.66	265,240	13,219	4.98
Home equity term loans	62,349	3,889	6.24	75,084	4,845	6.45
Residential real estate	79,547	4,415	5.55	74,823	4,235	5.66
Other	60,874	4,163	6.84	72,946	4,799	6.58
Total loans receivable	2,699,487	129,391	4.79	2,726,033	131,811	4.84
Investment securities (3)	452,365	17,846	3.95	442,868	21,114	4.77
Interest-earning deposits with banks	69,803	166	0.24	40,029	83	0.21
Federal funds sold	-	-	-	94	-	-
Total interest-earning assets	3,221,655	147,403	4.58	3,209,024	153,008	4.77
Non-interest-earning assets:
Cash and due from banks	47,393			60,687
Bank properties and equipment, net	52,944			50,522
Goodwill and intangible assets, net	95,010			144,461
Other assets	150,558			145,015
Total non-interest-earning assets	345,905			400,685
Total assets	$3,567,560			$3,609,709

Interest-bearing liabilities:
Interest-bearing deposit accounts:
Interest-bearing demand deposits	$1,312,871	10,692	0.81	$1,073,337	10,672	0.99%
Savings deposits	295,121	2,283	0.77	297,820	2,937	0.99
Time deposits	899,038	15,805	1.76	1,118,120	30,748	2.75
Total interest-bearing deposit accounts	2,507,030	28,780	1.15	2,489,277	44,357	1.78
Short-term borrowings:
Federal funds purchased	16,907	89	0.53	39,607	114	0.29
Securities sold under agreements to repurchase - customers	16,069	29	0.18	17,997	42	0.23
Long-term borrowings:
FHLBNY advances (4)	22,710	1,076	4.74	32,178	1,439	4.47
Obligations under capital lease	8,212	550	6.70	6,788	466	6.87
Junior subordinated debentures	92,786	4,117	4.44	92,786	4,424	4.77
Total borrowings	156,684	5,861	3.74	189,356	6,485	3.42
Total interest-bearing liabilities	2,663,714	34,641	1.30	2,678,633	50,842	1.90
Non-interest-bearing liabilities:
Non-interest-bearing demand deposits	481,757			446,713
Other liabilities	96,420			98,339
Total non-interest-bearing liabilities	578,177			545,052
Total liabilities	3,241,891			3,223,685
Shareholders' equity	325,669			386,024
Total liabilities and shareholders' equity	$3,567,560			$3,609,709

Net interest income		$112,762			$102,166
Interest rate spread (5)			3.28%			2.87%
Net interest margin (6)			3.50%			3.18%
Ratio of average interest-earning assets to average interest-bearing liabilities			120.95%			119.80%

(1) Average balances include non-accrual loans.
(2) Loan fees are included in interest income and the amount is not material for this analysis.
(3)  Interest earned on non-taxable investment securities is shown on a tax equivalent basis assuming a 35% marginal federal tax rate for all periods. The fully taxable equivalent adjustment for the year ended December 31, 2010 and 2009 was $1.8 million and $2.0 million, respectively.

(4) Amounts include Advances from FHLBNY and Securities sold under agreements to repurchase - FHLBNY.
(5) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(6) Net interest margin represents net interest income as a percentage of average interest-earning assets.

SUN BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEETS (Unaudited)
(Dollars in thousands)
	For the Three Months Ended December 31, 2010			For the Three Months Ended September 30, 2010
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Cost	Balance	Expense	Cost
Interest-earning assets:
Loans receivable (1),(2):
Commercial and industrial	$2,184,212	$25,654	4.70%	$2,292,274	$26,620	4.65%
Home equity lines of credit	241,510	2,744	4.54	250,033	2,921	4.67
Home equity term loans	57,310	869	6.07	60,729	932	6.14
Residential real estate	88,144	1,179	5.35	82,094	1,160	5.65
Other	57,522	969	6.74	59,998	1,031	6.87
Total loans receivable	2,628,698	31,415	4.78	2,745,128	32,664	4.76
Investment securities (3)	491,588	4,216	3.43	443,203	4,261	3.85
Interest-earning deposits with banks	166,425	105	0.25	75,059	46	0.25
Total interest-earning assets	3,286,711	35,736	4.35	3,263,390	36,971	4.53
Non-interest-earning assets:
Cash and due from banks	47,492			51,660
Bank properties and equipment, net	53,018			52,962
Goodwill and intangible assets, net	49,402			50,324
Other assets	146,024			159,960
Total non-interest-earning assets	295,936			314,906
Total assets	$3,582,647			$3,578,296

Interest-bearing liabilities:
Interest-bearing deposit accounts:
Interest-bearing demand deposits	$1,387,423	2,581	0.74%	$1,325,084	2,706	0.82%
Savings deposits	281,401	510	0.72	293,744	550	0.75
Time deposits	854,677	3,566	1.67	919,404	4,004	1.74
Total interest-bearing deposit accounts	2,523,501	6,657	1.06	2,538,232	7,260	1.14
Short-term borrowings:
Federal funds purchased	-	-	-	6,288	5	0.32
Securities sold under agreements to repurchase - customers	14,457	8	0.22	19,003	9	0.19
Long-term borrowings:
FHLBNY advances (4)	19,102	246	5.15	19,412	222	4.57
Obligations under capital lease	8,138	138	6.78	8,194	136	6.64
Junior subordinated debentures	92,786	1,032	4.45	92,786	1,054	4.54
Total borrowings	134,483	1,424	4.24	145,683	1,426	3.92
Total interest-bearing liabilities	2,657,984	8,081	1.22	2,683,915	8,686	1.29
Non-interest-bearing liabilities:
Non-interest-bearing demand deposits	509,093			505,036
Other liabilities	118,452			101,448
Total non-interest-bearing liabilities	627,545			606,484
Total liabilities	3,285,529			3,290,399
Shareholders' equity	297,118			287,897
Total liabilities and shareholders' equity	$3,582,647			$3,578,296

Net interest income		$27,655			$28,285
Interest rate spread (5)			3.13%			3.24%
Net interest margin (6)			3.37%			3.47%
Ratio of average interest-earning assets to average interest-bearing liabilities			123.65%			121.59%

(1) Average balances include non-accrual loans.
(2) Loan fees are included in interest income and the amount is not material for this analysis.
(3)  Interest earned on non-taxable investment securities is shown on a tax-equivalent basis assuming a 35% marginal federal tax rate for all periods. The fully taxable equivalent adjustment for three months ended December 31, 2010 and September 30, 2010 was $382,000 and $399,000, respectively.

(4) Amounts include Advances from FHLBNY and Securities sold under agreements to repurchase - FHLBNY.
(5) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(6) Net interest margin represents net interest income as a percentage of average interest-earning assets.